UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2015

AeroGrow International, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

001-33531	46-0510685
(Commission File Number)	(IRS Employee Identification No.)

6075 Longbow Drive, Suite 200, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 444-7755

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On July 14, 2015, AeroGrow International, Inc. AeroGrow issued 799,553 shares of common stock to SMG Growing Media, a wholly owned subsidiary of The Scotts Miracle-Gro Company, pursuant to the Technology Licensing Agreement, Brand License and the Certificate of Designation of Series B Convertible Preferred Stock.  As previously disclosed in a Current Report on Form 8-K filed with the SEC on April 23, 2013, payments to SMG Growing Media under the Technology Licensing Agreement, Brand License and the Certificate of Designation of Series B Convertible Preferred Stock are made in the Company’s common stock, based upon the conversion price of the Series B Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.
(Registrant)

Date: July 17, 2015	By:	/s/ Grey H. Gibbs
Grey H. Gibbs Principal Accounting Officer